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                                                                   Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Endocare, Inc.'s Amended and Restated 1995 Stock Plan, Amended and Restated 1995 Director Option Plan, 2002 Supplemental Stock Plan and Option Grant to John V. Cracchiolo Pursuant to Written Compensation Agreement, of our report dated March 10, 2004, with respect to the consolidated financial statements and schedule of Endocare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Los Angeles, California
December 20, 2004